Exhibit 23
PricewaterhouseCoopers LLP



Ford Motor Company
The American Road
Dearborn, Michigan


                       Consent of PricewaterhouseCoopers LLP


Re:      Ford Motor Company Registration Statement on Form S-8

We consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1998 on our audits of the consolidated financial statements of Ford Motor Company and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's 1997 Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP

400 Renaissance Center
Detroit, Michigan 48243
January 12, 1999